Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.2

Execution Version
AMENDMENT NO. 9
TO
DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Amendment No. 9 to Development and Commercialization Agreement (this “Amendment No. 9) is effective as of May 26, 2026 (the “Amendment Effective Date”) and is entered into by and between SAMSUNG BIOEPIS CO., LTD., a corporation organized and existing under the laws of the Republic of Korea with a place of business at 76, Songdogyoyuk-ro, Yeonsu-gu, Incheon, 21987, Republic of Korea (hereinafter referred to as “Samsung”) and ORGANON LLC, a limited liability company organized and existing under the laws of the State of Delaware, USA, with a place of business at 30 Hudson Street, Jersey City, NJ 07302(hereinafter referred to as “Organon”). Samsung and Organon are hereinafter referred to jointly as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS
(i)    On February 18, 2013, Samsung and Merck Sharp & Dohme Corporation (“Merck”) executed the Development and Commercialization Agreement, as amended on July 21, 2014, July 11, 2017, October 1, 2017, September 1, 2018, October 15, 2018, December 19, 2018, May 15, 2020 and May 22, 2026 (“DCA” or “Agreement”), for the purpose of, among other things, granting Merck an exclusive license (even as to Samsung) to Commercialize any and all Compounds and Products in the Territory.
(ii)    Pursuant to Amendment No. 7 to Development and Commercialization Agreement effective May 15, 2020, Merck assigned all of its rights and obligations under the DCA to Organon.
(iii)    Pursuant to Amendment No. 6 to Development and Commercialization Agreement effective December 19, 2018 (“Amendment No. 6”), Organon and Samsung entered into an amendment regarding the establishment of a PDP Program (as defined in Amendment No. 6) for certain Products including Trastuzumab/Herceptin Biosimilar (SB3) (the “Trastuzumab PDP Program”).
(iv)    The Parties have agreed to extend the term of the DCA for certain Products in certain countries, terminate the DCA for Trastuzumab/Herceptin Biosimilar (SB3) in certain countries and terminate Bevacizumab/Avastin Biosimilar (SB8) in all of the countries in the world.
NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1    DEFINITIONS
1.1The Parties agree that capitalized terms used but not otherwise defined in this Amendment No. 9 shall have the meanings ascribed thereto in the DCA.

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1.2All references to Merck in the DCA are replaced with Organon.
1.3Definition of Affiliate in Section 1.2 is amended to read in its entirety as follows:
“Affiliate” shall mean (i) any corporation or business entity (A) of which, now or hereafter, fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by Organon or Samsung or (B) which, now or hereafter, is controlled directly or indirectly by Organon or Samsung; or (ii) any corporation or business entity (A) which, now or hereafter, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of Organon or Samsung or (B) which, now or hereafter, directly or indirectly controls Organon or Samsung; or (iii) any corporation or business entity (A) of which, now or hereafter, fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a corporation or business entity described in (i) or (ii) or (B) which, now or hereafter, is controlled directly or indirectly by a corporation or business entity described in (i) or (ii). For the purpose of this Section 1.2 and Section 1.13, the term “control” shall mean the power and ability to direct the management and policies of the controlled corporation or business entity, whether directly or indirectly through one or more intermediaries, through ownership of voting securities or other ownership interests of the controlled corporation or business entity or by contract or otherwise, and the terms “controlled” and “controlling” shall be construed accordingly.
1.4The following Definitions in Article 1 are added or revised as follows:
i.A new Section 1.18A is added as follows: “Extended Product(s)” means Product(s) that is/are comprised of, incorporate(s), or contain(s) the following Compound(s) set forth in the first column of the table below but only in the applicable countries for the applicable duration in each case as set forth in the table below:

Product	Countries	Extended Term
SB2 (Infliximab/Remicade Biosimilar)	Australia, Canada, Brazil, United Arab Emirates and Saudi Arabia.	[* * *] extension following the expiration of the Term of the Product in the ROW Region beginning on [* * *] and ending on [* * *]
SB4 (Etanercept/Enbrel Biosimilar)	Australia, Canada, Brazil, United Arab Emirates and Saudi Arabia.	[* * *] extension following the expiration of the Term of the Product in the ROW Region beginning on [* * *] and ending on [* * *]

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1.5A new section 1.18B is hereby added as follows: “Extended Term” shall mean the timeframe set forth in the last column of the table contained in Section 1.18A for a particular Product, in particular countries in the Territory where the Parties have agreed to extend the duration of the Agreement with respect to such Product in such countries following the date which would have represented the expiration of such Product in such Region in the Territory absent the extension provided for in this Amendment No. 9.
1.6Section 1.56 is amended to read in its entirety as follows: “Territory” shall mean the following:
1.56.1    With respect to Cetuximab/Erbitux Biosimilar, all of the countries in the world, and their territories and possessions, excluding, however, the Republic of Korea and Greater China;
1.56.2    With respect to Trastuzumab/Herceptin Biosimilar (SB3), all of the countries in the worlds and their territories and possessions, excluding however, the Republic of Korea and Greater China; provided, however, that (i) effective [* * *], the Territory, as it applies to Trastuzumab/Herceptin Biosimilar shall mean, subject to proviso immediately below Section 1.56.5, Canada, USA and their territories and possessions; and (ii) effective [* * *] the Territory, as it applies to Trastuzumab/Herceptin Biosimilar shall mean USA and its territories and possessions
1.56.3    With respect to (i) Adalimumab/Humira Biosimilar (SB5) and (ii) Infliximab/Remicade Biosimilar (SB2), all of the countries in the world, and their territories and possessions, excluding, however, the Republic of Korea, and Greater China, and the countries, territories and possessions set forth on Schedule 1.56A; provided that the countries, territories and possessions set forth on Schedule 1.56B shall be part of the Territory with respect to Adalimumab/Humira Biosimilar (SB5) and Infliximab/Remicade Biosimilar (SB2) commencing on July 1, 2014;
1.56.4    With respect to Etanercept/Enbrel Biosimilar (SB4), all of the countries in the world, and their territories and possessions, excluding, however, the Republic of Korea, and Greater China, and the countries, territories and possessions set forth on Schedule 1.56C; and
1.56.5    With respect to Bevacizumab/Avastin Biosimilar (SB8), the countries, territories and possessions set forth on Schedule 1.56D; provided; however, that (i) effective [* * *], with exception of Canada, all the countries, territories and possessions set forth in Schedule 1.56D are excluded from the Territory applied to Bevacizumab/Avastin Biosimilar and (ii) effective [* * *], Canada will be excluded from the Territory such that, effective [* * *], the DCA for Bevacizumab/Avastin Biosimilar shall be terminated in its entirely for all of the countries in the world, and their territories and possessions.

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CONFIDENTIAL
Notwithstanding the termination date set forth in Section 1.56.2 (i) above, with respect to the Trastuzumab PDP Program in Brazil as set forth in Amendment No. 6 and the Supply Agreement -Trastuzumab effective as of December 20, 2018 by and among Samsung Bioepis Co., LTD, Organon Latin America Services S. de R.L. and Bionovis S.A. (the “PDP Supply Agreement”), such Trastuzumab PDP Program in Brazil shall remain in full force and effect in accordance with each agreements respective terms and conditions until [* * *]; provided, that, such termination is conditioned upon Samsung and Organon obtaining, at no cost to Organon, the consent of Bionovis to the assignment of all of Organon’s rights and responsibilities under the PDP Supply Agreement to Samsung. For the avoidance of doubt any amounts owed Organon under the PDP Supply Agreement for supply to [* * *] occurring prior to the date of assignment shall continue to be due to Organon. In the event such consent to assignment of the PDP Supply Agreement cannot be obtained prior to [* * *], the Trastuzumab PDP Program shall remain in force and effect under the terms and conditions of Amendment 6 and the PDP Supply Agreement until conclusion of the Trastuzumab PDP Program pursuant to the terms of such agreements.

ARTICLE 2    AMENDMENT

2.1A new Section 5.5A is added as follows:
As of Amendment Effective Date, all financial obligations under Section 5.2 shall be deemed to have been fully satisfied with respect to all Products and no further payment shall be due and payable by either Party under this Section.

In Schedule 1.54, the following is added under Section (b):
Unless the DCA has been terminated or expired in its entirety or terminated or expired with respect to the entire Extended Products, for the period of [* * *] starting the Calendar Year [* * *] and ending for Calendar Year [* * *], by the end of the Quarterly True-up Period for each fourth Calendar Quarter, Organon shall pay Samsung an annual payment of [* * *] which in aggregate shall not exceed [* * *].
2.2 A new Section 10.6.3A is added as follows:

10.6.3A. Transition and Termination Plan for Bevacizumab/Avastin (SB8) and Trastuzumab/Herceptin (SB3) Biosimilars in Europe, Brazil and Canada.

It is understood and agreed by the Parties that promptly upon the Amendment Effective Date, Samsung and Organon shall discuss and mutually agree upon a detailed information transition and termination plan with compensation equal to [* * *] during the term of the plan (“Transition and Termination Plan” or “TTP”). The TTP will cover the transfer of information and termination with respect to Bevacizumab/Avastin Biosimilar in Canada,

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United Kingdom, France, Italy, Spain and Germany and Trastuzumab/Herceptin Biosimilar in the European Union, Brazil and Canada. The term of the TTP shall commence on a date agreed in the TTP and end upon the applicable Cutover Date (as defined below).

For the avoidance of doubt, Organon shall continue to be the Commercializing Party (i) through [* * *] for the United Kingdom, France, Italy, Spain and Germany and their respective territories with respect to Bevacizumab/Avastin Biosimilar and Trastuzumab/Herceptin Biosimilar (“EU Cutover Date”); (ii) through [* * *] for Brazil excluding Brazil PDP with respect to Trastuzumab/Herceptin Biosimilar (“Brazil Private Cutover Date”); (iii) through [* * *] for Canada with respect to Bevacizumab/Avastin Biosimilar and Trastuzumab/Herceptin Biosimilar (“Canada Cutover Date”); and each of the Canada Cutover Date, Brazil Private Cutover Date, or the EU Cutover Date being a “Cutover Date”). On the day immediately following the applicable Cutover Date, Samsung shall assume full commercial responsibility with respect to the applicable Product in the applicable country.

The Parties agree the TTP should provide reasonably necessary business information to Samsung in advance of the applicable Cutover Date. The TTP should address the transition of the following items as follows: (a) transfer of promotional materials, list of main customers by country, distribution channels and tender information (b) termination of existing commercial contracts related to distribution channels (customers, payers, GPOs, distributors, providers – as applicable per product and market), commercial accounts and tenders, which are exclusive to the product (c) transfer of pharmacovigilance activities and communications with health authorities (d) transfer of patient support programs data (e) development of a communication plan to main stakeholders (f) transfer of mapping with respect to end-to-end pricing architecture (rebates, chargebacks, government pricing, etc.) and (g) transfer of relevant market access information, such as payer formulary status, prior authorization/step therapy, coverage policies, copay assistance.

As part of the TTP, the Parties shall apply Commercial Reasonable Efforts to mitigate any risk of product discards arising for Product inventory held by Organon at the applicable Cutover Date. In the case Parties cannot eliminate Organon’s inventory with respect to a Product by the applicable Cutover Date, Organon shall have the right to commercialize the remaining saleable inventory of such Product after the applicable Cutover Date until Organon’s inventory of such Product is fully depleted. Organon shall not be liable for any discards of Samsung-owned SB3 and SB8 Bulk Drug Substance or Drug Product. For the avoidance of doubt, both Parties share the costs of discarded/obsolete packaging components for the SB3 and SB8 Secondary-Packaged Presentations in existence as of the applicable Cutover Date.

In the event Parties identify during the TTP preparation, commercial and/or tender contracts extending beyond Cutover Dates which cannot be terminated or assigned to Samsung, Organon shall maintain rights to commercialize the Products after the applicable Cutover Date solely for the purpose of supplying those contracts until its expiration.

Notwithstanding the foregoing, after the expiration of TTP with respect to a particular Product for particular country(ies) at the applicable Cutover Date, upon Samsung’s request, Organon agrees to extend the term of the TTP for such Product in such Country(ies) beyond the

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applicable Cutover Date in [* * *] increments; provided that in no event shall the term of the TTP for such Product in such country(ies) exceed [* * *] past the date of the applicable Cutover Date. In consideration for this extension, Samsung shall pay Organon a non-refundable payment to Organon in the amount of [* * *] for every [* * *] of extension.

In accordance with the Section 3.7 in DCA, within [* * *] of the applicable Cutover Date, Organon shall promptly assign to Samsung, for no consideration, all of its rights, title and interests in and to all Trademarks for the applicable Product in the applicable country(ies), including all goodwill arising therefrom.

For avoidance of doubt, the TTP shall not be applicable for the transition of PDP Program for Trastuzumab/Herceptin Biosimilar (SB3) in Brazil.

2.4 A new Section 10.7 is added as follows:

10.7 Updated Binding Forecast for Extended Products and Terminations

As result of (i) extensions for Infliximab/Renflexis (SB2) and Etanercept/Enbrel Biosimilar (SB4) in certain territories, as well (ii) the upcoming termination for Bevacizumab/Avastin (SB8) and Trastuzumab/Herceptin (SB3) in certain territories, the Parties agree to replace the quarterly Binding Forecast submitted by Organon on [* * *] solely with respect to SB3, SB4 and SB8 products with the quarterly Binding Forecast reflected in the Schedule A of this Amendment solely with respect to SB3, SB4 and SB8 products and solely in the specified territories. For the avoidance of doubt, the last Binding Forecast previously submitted by Organon to Samsung for SB5, SB2 and unspecified countries of SB3, SB4 and SB8 remains unchanged. Samsung hereby confirms the quantities set forth in the first Calendar Quarter of the Binding Forecast set forth in Schedule A to this Amendment in accordance with Section 6.4 of the DCA.

ARTICLE 3    MISCELLANEOUS
3.1In the event a Party is required to file a copy of this Amendment No. 9 with a Regulatory Authority or any other governmental authority or agency, (i) such Party shall redact commercially sensitive information from such copy to the extent permitted under applicable law and (ii) such Party shall provide the other Party with an advance draft of the redacted form of this Amendment No. 9 that the disclosing Party proposes to file, with not less than ten (10) Business Days for review, and shall incorporate the non-disclosing Party’s comments to the extent additional or other redactions requested by the non-disclosing Party are permitted, and may reasonably be afforded confidential treatment, under applicable law and such authority or agency’s then-current practice.
3.2Sections 11.4, 11.5, 11.6, 11.7, 11.9, and 11.11 through 11.17 of the Agreement shall apply to this Amendment No. 9, mutatis mutandis.
3.3The Agreement, as amended by this Amendment No. 9, together with the Schedules to the Agreement and any other agreements executed by authorized representatives of the Parties

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that make reference to the Agreement, contains the entire understanding of the Parties with respect to the Compounds and Products. Any other express or implied agreements, understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter of the Agreement are superseded by the terms of the Agreement as amended by this Amendment No. 9.

[Signatures on the Following Page]

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IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Amendment No. 9 to be executed by their duly authorized representatives as of the Amendment Effective Date.

ORGANON LLC                SAMSUNG BIOEPIS CO., LTD.

By: /s/ Matthew M. Walsh            By: /s/ Kwang Ryu
Name: Matthew M. Walsh            Name:     Kwang Ryu
Title: Chief Financial Officer            Title: VP, Head of Global Business Development
Date: May 27, 2026                Date: May 22, 2026

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Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.2

Execution Version

Schedule A
[* * *]

[* * *]=[CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.]

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